EXHIBIT 21

READING INTERNATIONAL, INC. – LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
AHGP, Inc.	Delaware
AHLP, Inc.	Delaware
Angelika Film Centers (Dallas), Inc.	Texas
Angelika Film Centers (Plano) LP	Nevada
Angelika Film Centers LLC	Delaware
Australia Country Cinemas Pty Ltd	New South Wales, Australia
Australian Equipment Supply Pty Ltd	Victoria, Australia
Bayou Cinemas LP	Delaware
Bogart Holdings Ltd	New Zealand
Burwood Developments Pty Ltd	Victoria, Australia
Carmel Theatres, LLC	Nevada
Citadel 57th Street, LLC	Nevada
Citadel Agriculture, Inc.	California
Citadel Cinemas, Inc.	Nevada
Citadel Realty, Inc.	Nevada
Consolidated Amusement Holdings, Inc.	Nevada
Consolidated Entertainment, Inc.	Nevada
Copenhagen Courtenay Central Ltd	New Zealand
Courtenay Car Park Ltd	New Zealand
Craig Corporation	Nevada
Darnelle Enterprises Ltd	New Zealand
Dimension Specialty, Inc.	Delaware
Epping Cinemas Pty Ltd	Victoria, Australia
Gaslamp Theatres, LLC	Nevada
Hope Street Hospitality, LLC	Delaware
Hotel Newmarket Pty Ltd	Victoria, Australia
Landplan Property Partners Lake Taupo Ltd	New Zealand
Landplan Property Partners Manukau Ltd	New Zealand
Landplan Property Partners New Zealand Ltd	New Zealand
Landplan Property Partners Pty Ltd	Victoria, Australia
Landplan Property Partners Taupo Ltd	New Zealand
Liberty Live, LLC	Nevada
Liberty Theaters, LLC	Nevada
Liberty Theatricals, LLC	Nevada
Minetta Live, LLC	Nevada
Movieland Cinemas (NZ) Ltd	New Zealand
Newmarket Properties No. 2 Pty Ltd	Victoria, Australia
Newmarket Properties Pty Ltd	Victoria, Australia
Orpheum Live, LLC	Nevada
Queenstown Land Holdings Ltd	New Zealand
Reading Arthouse Distribution Ltd	New Zealand
Reading Arthouse Ltd	New Zealand
Reading Auburn Pty Ltd	Victoria, Australia
Reading Australia Leasing (E&R) Pty Ltd	Victoria, Australia
Reading Belmont Pty Ltd	Victoria, Australia
Reading Bundaberg Pty Ltd	Victoria, Australia
Reading Capital Corporation	Delaware
Reading Center Development Corporation	Pennsylvania
Reading Charlestown Pty Ltd	Victoria, Australia
Reading Cinemas Courtenay Central Ltd	New Zealand
Reading Cinemas Management Pty Ltd	Victoria, Australia
Reading Cinemas NJ, Inc.	Delaware
Reading Cinemas of Puerto Rico, Inc.	Puerto Rico
Reading Cinemas Pty Ltd	New South Wales, Australia
Reading Cinemas Puerto Rico LLC	Nevada
Reading Cinemas USA LLC	Nevada
Reading Colac Pty Ltd	Victoria, Australia
Reading Company	Pennsylvania
Reading Consolidated Holdings, Inc.	Nevada
Reading Courtenay Central Ltd	New Zealand
Reading Dandenong Pty Ltd	Victoria, Australia
Reading Elizabeth Pty Ltd	Victoria, Australia
Reading Entertainment Australia Pty Ltd	New South Wales, Australia
Reading Exhibition Pty Ltd	Victoria, Australia
Reading Holdings, Inc.	Nevada
Reading International Cinemas LLC	Delaware
Reading International Services Company	California
Reading Licenses Pty Ltd	Victoria, Australia
Reading Maitland Pty Ltd	Victoria, Australia
Reading Malulani, LLC	Nevada
Reading Malulani Properties, LLC	Nevada
Reading Melton Pty Ltd	Victoria, Australia
Reading Moonee Ponds Pty Ltd	Victoria, Australia
Reading New Zealand Ltd	New Zealand
Reading Pacific LLC	Nevada
Reading Properties Pty Ltd	Victoria, Australia
Reading Property Holdings Pty Ltd	Victoria, Australia
Reading Property Partners No. 1 Pty Ltd	Victoria, Australia
Reading Queenstown Ltd	New Zealand
Reading Real Estate Company	Pennsylvania
Reading Rouse Hill Pty Ltd	Victoria, Australia
Reading Royal George, LLC	Delaware
Reading Sunbury Pty Ltd	Victoria, Australia
Reading Theaters, Inc.	Delaware
Reading Wellington Properties Ltd	New Zealand
Rhodes Peninsula Cinema Pty Ltd	Victoria, Australia
Rialto Brands Ltd	New Zealand
Rialto Cinemas Ltd	New Zealand
Rialto Distribution Ltd	New Zealand
Rialto Entertainment Ltd	New Zealand
Ronwood Investments Ltd	New Zealand
Rydal Equipment Co.	Pennsylvania
Sails Apartments Management Ltd	New Zealand
Sutton Hill Properties, LLC	Nevada
Tobrooke Holdings Ltd	New Zealand
Trans-Pacific Finance Fund I, LLC	Delaware
Trenton-Princeton Traction Company	New Jersey
Twin Cities Cinemas, Inc.	Delaware
US Development, LLC	Nevada
US International Property Finance Pty Ltd	Victoria, Australia
Washington and Franklin Railway Company	Pennsylvania
Westlakes Cinema Pty Ltd	Victoria, Australia
The Wilmington and Northern Railroad Company	Pennsylvania